UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Aemetis, Inc.
Exact name of registrant as specified in its charter

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
Registrant's address and telephone number of principal executive office

N/A
Former name or former address, if changed since last report

Common Stock, par value $0.001	AMTX	NASDAQ Global Market
Title of class of registered securities	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

Aemetis, Inc. (the "Company") held its Annual Meeting of Stockholders on May 29, 2024. The following proposals were voted on by the Company's stockholders, with the results set forth for each proposal:

Proposal 1:  Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Naomi L. Boness	12,433,359	225,459	11,574,178
Timothy A. Simon	12,441,628	217,190	11,574,178

The listed nominees have been elected to the Company’s board of directors (the “Board”), each as a Class III director to hold office until the Company’s 2027 annual meeting of stockholders and until their successor is duly elected and qualified.

Proposal 2:  Ratification of Auditors

For	Against	Abstain	Broker Non-Votes
23,898,765	119,202	215,029	0

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 has been ratified.

Proposal 3:  Amend Delaware Certificate of Incorporation to Reduce the Number of Authorized Preferred Shares

For	Against	Abstain	Broker Non-Votes
12,559,421	81,399	17,998	11,574,178

The number of shares voted "For" Proposal 3 was less than 50% of the total outstanding shares of the Company as of the record date.  Therefore, Proposal 3 was not approved.

Proposal 4:  Amend Delaware Certificate of Incorporation to Provide Officer Exculpation

For	Against	Abstain	Broker Non-Votes
12,040,335	524,064	94,419	11,574,178

The number of shares voted "For" Proposal 4 was less than two-thirds of the total outstanding shares of the Company as of the record date.  Therefore, Proposal 4 was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

May 31, 2024	/s/ Eric A. McAfee
Eric A. McAfee
Chair and Chief Executive Officer